Exhibit 10.19

EXHIBIT B

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”), dated as of January 21, 2026, is made by and between BioTissue Holdings Inc. (“Licensor”), and Blue Tech Industries, Inc. (“Licensee”). Licensor and Licensee are sometimes referred to collectively as the “Parties” and separately as a “Party.” Defined terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

BACKGROUND

WHEREAS, Licensor and Licensee are parties to an Asset Purchase Agreement, dated as of January 21, 2026 (the “Purchase Agreement”), pursuant to which Licensor has agreed to sell, and Licensee has agreed to purchase the Assets (as defined in the Purchase Agreement).

WHEREAS, Licensor and Licensee’s Patent entity are parties to a Supply Agreement, dated as of January 21, 2026 (the “Supply Agreement”), pursuant to which reference is made to this Agreement regarding intellectual property rights applicable to the Supply Agreement.

WHEREAS, Licensee desires to grant Licensor all rights sufficient for Licensor to use the Business Intellectual Property in order to act as the exclusive provider of manufacturing, supply, and distribution services for Licensee with respect to the Products, as such services are further described in the Supply Agreement.

WHEREAS, Licensor owns or controls certain Patent Rights and Licensor Marks (each as defined below) used and held for use in both the Business and Excluded Business (each as defined in the Purchase Agreement) and is willing to grant to Licensee a perpetual, royalty-free, worldwide, exclusive license (subject to the terms of Section 2.2) to use the Patent Rights in connection with the Assets and in the Business and a limited, non-exclusive license to the Licensor Marks (defined below), in each case, subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, and intending to be legally bound, the Parties agree as follows:

1	DEFINITIONS.

As used herein:

1.1 “Claim(s)” shall mean any method claim within any licensed Patent Rights which (i) has not expired and which has not been declared invalid or unenforceable by decision of a court or other governmental agency of competent jurisdiction, that determination having not been finally appealed or not being appropriate for or subject to appeal; or (ii) has not been surrendered by the assignee or patentee during reissue or re-examination.

1.2 “Field” or “Field of Use” means any field of use other than the Excluded Business.

1.3 “Improvement(s)” means any enhancement or modification of an invention described and claimed in the licensed Patent Rights, provided such enhancement or modification, if unlicensed, would infringe one or more claims of the Patent Rights.

1.4 “Licensor Marks” means use of the Trademarks set forth on Schedule B, subject, at all times, to the limited license grant and use restrictions set forth in this Agreement.

1.5 “Patent Rights” means the United States and foreign Patents owned by Licensor as of Closing that are set forth on Schedule A, solely with respect to method Claims set forth therein (and for avoidance of doubt, expressly excluding Claims relating to composition of matter and product-by-process) to use or sell Products within the Field, together with all reissues, reexaminations, renewals, extensions, supplementary protection certifications and restorations issuing on the original subject matter of the method Claims licensed hereunder. For the avoidance of doubt, the composition of matter claims and product-by-process claims for the Patent Rights set forth in Schedule A will be provided as part of the Tech Transfer (as defined in the Purchase Agreement) between the two Parties as contemplated under the Purchase Agreement.

1.6 “Product(s)” shall have the meaning set forth in the Purchase Agreement.

1.7 “Sales,” “sell,” or “sold” shall mean any sale, transfer, lease, permission to use, or other transfer of the right of possession or other conveyance of Products to a third party by Licensee or any sublicensee.

1.8 “Territory” shall mean worldwide, it being understood that Licensor grants no greater rights as to territory than are present and available within any of the Patent Rights licensed in this Agreement.

2	PATENT LICENSES.

2.1 License Grant to Licensee. Subject to the terms and conditions of this Agreement, Licensor grants to Licensee, to the full extent of Licensor’s granting power, a perpetual license to the Patent Rights and to practice under the Claims, subject to Licensor’s exclusive rights set forth in Section 2.2 and in Section 6, in order to make, have made, sell, offer for sale, use, advertise, market, promote, distribute, import, and export, and service products and services within the Field of Use in the Territory, with the right to grant commensurate sublicenses solely as set forth in Section 2.5.

2.2 Exclusivity. The license in Section 2.1 is exclusive within the Field of Use in the Territory, except that it is subject, at all times, to Licensor’s rights to fully exploit the Patents and the Patent Rights set forth in Schedule A without restriction in or related to the Excluded Business. Licensor shall retain all royalties generated by any such licenses to such Patent Rights in connection with or related to the Excluded Business that it grants to third parties.

2.3 No Assignment; Reservation of Rights. No different, other, or further license is intended or granted by this Agreement, and this is not an assignment by Licensor of any right, title, or interest in the Patent Rights to Licensee; all rights, title, and interests to the Patent Rights not expressly granted by Licensor in this Agreement are reserved by Licensor.

2.4 Rights to Improvements and Derivative Works. Subject to the terms and conditions herein, each Party has the right to make Improvements. After the Closing Date, Licensor shall have no obligation to disclose or otherwise share any Improvements related to the Patent Rights and Licensee shall have no rights in the same. Licensor will not directly or indirectly enforce or assert any Improvement (including any patent or patent application claiming such Improvement) in a manner that would materially impair, restrict, or prevent Licensee from exercising the rights as to the Patent Rights expressly granted to Licensee under Section 2.1 of this Agreement.

2.5 Sublicenses. Subject to the terms and conditions of this Agreement, including Section 6, the rights of Licensee under this Agreement to use the Patent Rights to make, have made, sell, offer for sale, use, advertise, market, promote, distribute, import, export, and service Products within the Field of Use in the Territory, or for other applications in connection with the operation of the Acquired Companies within the Field of Use, may be sublicensed throughout the Territory, in whole or in part, to: (i) Affiliates of Licensee Parent; and (ii) third parties, in each case without the prior written approval of Licensor; provided, that (a) Licensee provides to Licensor written notice of any such sublicense within a reasonable time of entering into such sublicense or upon the written request of Licensor, (b) Licensee agrees that it will not sublicense the Patent Rights to any third party that has infringed or is infringing the Patent Rights or is party to a judicial proceeding or arbitration with respect to the Patent Rights, in each case, of which Licensee is aware or for which Licensor has provided written notice to Licensee; and (c) all sublicensees are bound by written license agreements with confidentiality obligations and restrictions with respect to the sublicensed Patent Rights substantially similar to the restrictions set forth herein.

2.6 Joint and Several Liability. Licensee agrees to cause each sublicensee to which rights hereunder are sublicensed to fully comply with the terms and conditions of this Agreement and the applicable sublicense agreement. In any conflict between the terms of this Agreement and the terms of a given sublicense agreement, the terms of this Agreement shall govern. Licensee shall be jointly and severally liable with each sublicensee that fails to comply with the terms of this Agreement. Termination of this Agreement for any reason shall automatically cause all sublicenses to terminate at the same time as this Agreement.

3	PROSECUTION; MAINTENANCE; TECHNICAL ASSISTANCE.

3.1 Prosecution. Licensor will continue to prosecute all pending patent applications included in the Patent Rights at its sole cost and expense (except as set forth in Sections 3.2 and 3.3 below). If, for any reason, Licensor decides in its sole discretion to discontinue prosecution of any such patent application, Licensor will provide Licensee with reasonable advance written notice prior to the applicable deadline and allow Licensee to take the required prosecution action. If Licensor permits Licensee to take over prosecution, Licensor will assign all of its rights, title and interests in the patent application to Licensee. If Licensee elects not to take over prosecution, Licensor may, in its reasonable discretion and upon providing written notice to Licensee, assign the patent application to a third party (provided, that such assignment is subject to the terms of this Agreement) or will allow the patent application to go abandoned. In the event of an assignment to Licensee pursuant to this Section 3.1, Licensor further agrees to execute upon request any other lawful documents and perform all other actions reasonably necessary to assign each and record such transferred patent application to Licensee.

3.2 Further Filings. With respect to the Patent Rights licensed hereunder, if Licensee requests in writing that Licensor file a patent application or validate a patent in a jurisdiction that Licensor does not elect to pursue, Licensor will file such patent application or validation only if Licensee agrees to pay one hundred percent (100%) of the associated costs, fees and/or expenses to prosecute and/or maintain patent protection in such jurisdiction. All outside counsel and agent fees to be reimbursed by Licensee (if any) must be reasonable, at standard market rates, with no mark-ups, supported by detailed invoices. Any single action, renewal, or country filing above $10,000 USD requires Licensee’s prior written approval. Once the applicable patent application or validation is filed, continued prosecution shall be governed by Section 3.1 and the payment of all maintenance, annuity, and/or renewal fees shall be governed by Section 3.3.

3.3 Maintenance. Except as provided in Sections 3.1 or 3.2, Licensor will be responsible for payment of all maintenance, annuity, and/or renewal fees for any Patent Rights. If, for any reason, Licensor decides in its sole discretion to cease payment of such fees or to otherwise maintain any Patent Rights or patent applications, Licensor will provide Licensee with reasonable advance written notice prior to the applicable deadline for payment of such fees. If Licensee elects to and does pay such fees, Licensor will assign all of its rights, title and interests in the applicable Patent Rights to Licensee and will execute powers of attorney and other documents reasonably necessary to enable Licensee’s control over prosecution and maintenance. Licensor represents and warrants that, at the time any assignment under this Section 3.3 takes effect, the assigned Patent Rights will be free and clear of all Liens. If Licensee elects not to pay such fees, Licensor may, in its reasonable discretion and upon providing written notice to Licensee, assign the patent application to a third party (provided that such assignment is subject to the terms of this Agreement) or will allow the applicable Patent Rights to expire or go abandoned. In the event of an assignment to Licensee pursuant to this Section 3.3, Licensor further agrees to execute upon request any other lawful documents and perform all other actions reasonably necessary to assign and record such transferred Patent Rights to Licensee.

4	NOTICE OF INFRINGEMENT AND ENFORCEMENT OF RIGHTS.

4.1 Marking. Licensee agrees to mark its Products associated labels, packaging, and advertising and marketing materials with appropriate Patent Rights notices as reasonably directed by Licensor.

4.2 Notice of Infringement. Licensor shall have no obligation to institute or maintain any action or suit against third parties for infringement or misappropriation of any Patent Rights, or to defend any action or suit brought by a third party that challenges or concerns the validity of the Patent Rights or claims that the practice of any Patent Rights infringes or constitutes a misappropriation of any intellectual property rights of a third party. Upon either Party’s learning of any infringement, misappropriation, or other unauthorized use of the Patent Rights, such Party shall promptly inform the other Party in writing.

4.3 Enforcement.

4.3.1 Subject to Section 4.3.2, Licensee has the first right, but not the obligation, to institute, control, and resolve any enforcement action for infringement or misappropriation of the Patent Rights to the extent such action is related exclusively to activity within the Field. Licensor will reasonably cooperate and, if required for standing, will be joined or named as a party (at Licensee’s expense) without diminishing Licensee’s control. If Licensee declines to file within 90 days after written notice of a material infringement in the Field or thereafter fails to diligently pursue an action after notice, Licensor shall have the right to institute, control, and resolve any enforcement action or defense of the Patent Rights under this Agreement.

4.3.2 Notwithstanding the foregoing, Licensor has the first right, but not the obligation, to institute, control, and resolve any enforcement action for infringement or misappropriation of the Patents set forth in Schedule A outside of the Field or to defend the Patents set forth in Schedule A outside of the Field. To the extent Licensee enforces the Patents set forth in Schedule A, Licensor shall reasonably cooperate at Licensee’s expense. If Licensee declines to enforce within ninety (90) days of written notice of infringement, Licensor may enforce.

4.3.3 To the extent that Licensor steps in to enforce, Licensee will reasonably cooperate and provide support. No Party may settle any enforcement action in a manner that binds or restricts the other Party’s rights in the Patent Rights without that Party’s prior written consent, which shall not to be unreasonably withheld. Any recovery, damages, or settlement consideration shall be applied first to reimburse the Parties’ reasonable, documented out-of-pocket enforcement costs pro rata based on amounts actually incurred, with any remainder allocated 100% to the Party controlling the enforcement action.

4.4 Cooperation. In any legal proceeding involving any of the Patent Rights (including an infringement lawsuit, declaratory judgment action, ITC action, or a proceeding in the USPTO, CIPO, or before any other similar governmental authority), if Licensee is required to participate in such legal proceeding in order to avoid prejudicing the rights of Licensor, then Licensee shall participate in such proceedings at Licensor’s request, including reasonably cooperating (and causing its employees to reasonably cooperate) with Licensor in such legal proceeding and joining such legal proceeding as a party (including as a party plaintiff) to the proceedings. In any case, the Parties agree to cooperate at their respective cost and expense in connection with any actions or proceedings under this Section 4, and with any reasonable request to assign, file, or prosecute the intellectual property rights in the Patent Rights.

4.5 Covenant Not to Sue. Licensor agrees that Licensor, on behalf of itself and its Affiliates, shall not Assert (as defined below) against Licensee any Patent Rights licensed to Licensee hereunder against Licensee, its Affiliates, or its or their, direct or indirect, customers, distributors, agents, and contractors (each, a “Licensee Covered Party”), in each case, only to the extent that each Licensee Covered Party is practicing such Patent Rights within the Field of Use and otherwise in accordance with the terms and conditions of this Agreement. Licensor further agrees that it shall not Assert against a Licensee Covered Party, any rights in its patent application, Application No. 18/201,119, or any continuation or continuation-in-part thereof, in a manner that would materially impair, restrict, or prevent Licensee from exercising any of the Patent Rights licensed to Licensee hereunder, only to the extent that each Licensee Covered Party is practicing in the Field of Use and otherwise in accordance with the terms and conditions of this Agreement. Licensee agrees that Licensee, on behalf of itself and its Affiliates, shall not Assert (as defined below), against Licensor, or any of its licensors or their respective customers, any Business Intellectual Property licensed to Licensor hereunder against Licensor, its Affiliates, or its or their, direct or indirect, customers, distributors, agents, and contractors in accordance with the terms and conditions of this Agreement. “Assert” means to bring an action of any nature before any legal, judicial, arbitration, administrative, executive, or other type of body or tribunal that has or claims to have authority to adjudicate such action in whole or in part. Examples of such body or tribunal include, without limitation, United States State and Federal Courts, the United States International Trade Commission, and any foreign counterparts of any of the foregoing.

4.6	No Interference.

4.6.1	Except as permitted by Section 10.8, and except for U.S. Bank Trust Company, National Association’s encumbrances existing before the effective date of this Agreement that are subject to the Non-Disturbance Agreement between Licensee and U.S. Bank Trust Company, National Association, Licensor has not otherwise encumbered the Patent Rights and shall not encumber the Patent Rights licensed under this Agreement while any Claim(s) remain valid. To the extent that, in connection with the completion of a Tech Transfer in accordance with terms of the Purchase Agreement, the terms of this Agreement and/or the Non-Disturbance Agreement reasonably need to be modified, extended, or otherwise amended in connection with the Tech Transfer, Licensor will use all reasonable efforts to obtain any consents from Licensor’s secured creditor(s) as necessary to facilitate the Tech Transfer and the Parties will cooperate in good faith to amend this Agreement and/or the Non-Disturbance Agreement to the extent necessary.

4.6.2	For purposes of this Section 4.6.2, a “Patent Action” means any claim or Action in any litigation or administrative proceeding (a) alleging that the patents set forth on Schedule A (including the Patent Rights), or other Intellectual Property owned, controlled by, or licensed to Licensor as of the Closing Date is invalid, unenforceable, or otherwise not patentable; or (b) that prevents or blocks or is designed to prevent or block, Licensor or its successors, assignees, or licensees from exploiting the patents set forth on Schedule A in connection with the Excluded Business. If Licensee or any of its Affiliates, directly or indirectly through any third party, participates in or assists in any Patent Action, Licensor may, in its discretion, immediately convert the license granted to Licensee under this Agreement to a non-exclusive license to the Patent Rights.

5	TRADEMARK LICENSES.

5.1 License to Licensor Marks. From the effective date of this Agreement to the date that is six (6) months thereafter (the “Trademark License Term”), Licensor grants to Licensee a limited, non-exclusive, non-transferable, non-assignable, non-sublicensable license to use the Licensor Marks during the Trademark License Term of this Agreement solely for the limited purpose of citing prior data, publications, presentations, and printed materials and for use on shipping, packaging, and marketing collateral, in all cases, for Products and for no other purpose. Any goodwill incurred by Licensee in connection with the use of the Licensor Marks expressly permitted by this Section shall inure solely to the benefit of Licensor. All rights, title, and interests to the Licensor Marks not expressly granted in this Section are reserved by Licensor. For clarity, Licensee shall not file any applications to register, acquire any domain names or social media handles based on or otherwise incorporating, or otherwise attempt to utilize the Licensor Marks in any manner except as expressly set forth in this Section. Upon expiration or termination of this Agreement, Licensee shall immediately cease using the Licensor Marks. Licensee’s use of the Licensor Marks is subject at all times to the usage guidelines provided by Licensor.

5.2 License to NEOX Trademarks. Licensee hereby grants an irrevocable, perpetual, non-exclusive, worldwide, royalty-free right and license to Licensor to use the trademark and word mark for NEOX (Reg. No. 4205384; Reg. No. 4205381) in connection with the FLO 10 mg product only for use in the Excluded Business. Notwithstanding anything to the contrary in this Agreement, Licensor shall be permitted, at all times, to use the FLO mark, designation, and branding in connection with the FLO products only in connection with the Excluded Business.

6	LICENSE TO BUSINESS INTELLECTUAL PROPERTY.

6.1 Exclusivity. Pursuant to the Supply Agreement, Licensor shall be the exclusive manufacturer, supplier, and distributor of the Products for Licensee and on Licensee’s behalf until the Tech Transfer occurs subject to the provisions expressly set forth in the Purchase Agreement.

6.2 License Grant to Licensor. Subject to Section 6.1, Licensee hereby grants to Licensor, an exclusive, royalty-free, worldwide, sublicensable license to the Business Intellectual Property, including without limitation any and all branding used for the Products and in the Business in order to manufacture, supply, store, distribute, import, export, and provide other services related to the Products and the Business Intellectual Property on Licensee’s behalf, subject at all times to the terms and conditions of the Supply Agreement. Licensee shall be responsible for payment of all maintenance, annuity, and/or renewal fees for any and all of the Business Intellectual Property included in the Assets. All goodwill incurred in the use of Trademarks included in the Business Intellectual Property by Licensor shall inure to the benefit of Licensee.

7	REPRESENTATIONS AND WARRANTIES.

7.1 Mutual Representations. Each Party represents and warrants to the other that it has full power and legal right to execute this Agreement.

7.2 Licensor Representations. Licensor represents and warrants that: (i) Licensor owns all rights, title, and interests in the Patent Rights and Licensor Marks necessary to grant the rights and licenses set forth in this Agreement; and (ii) to the Licensor’s knowledge, the Patent Rights and Licensor Marks do not infringe, violate, or misappropriate any intellectual property or proprietary rights of any third party. The Parties acknowledge and agree that the representations and warranties in the Purchase Agreement shall not apply to the Patent Rights and Licensor Marks, and the representations and warranties in this Section 7.2 shall be the sole and exclusive representations and warranties granted with respect thereto. Nothing in this Agreement shall expand, enlarge, or in any way affect the provisions, including any warranties, covenants, conditions, and representations set forth in the Purchase Agreement.

8	INDEMNIFICATION; LIMITATION ON LIABILITY.

8.1 Licensor Indemnification. Licensor shall indemnify, defend, and hold harmless Licensee, its Affiliates, and their respective officers, directors, members, managers, employees, agents, successors, and assigns (collectively, the “Licensee Indemnitees”) from and against all liabilities, damages, losses, costs, and expenses (including reasonable attorneys’ fees and court costs incidental thereto) and any third-party claim to which any Licensee Indemnitee may become subject to as a result of or to the extent arising out of any breach by Licensor of its representations and warranties set forth in Section 7 of this Agreement including as a result of allegations of infringement arising from Licensee’s authorized use of the Patent Rights under this Agreement.

8.2 Licensee Indemnification. Licensee shall indemnify, defend, and hold harmless Licensor, its Affiliates, and their respective officers, directors, members, managers, employees, agents, successors, and assigns (collectively, the “Licensor Indemnitees”) from and against all liabilities, damages, losses, costs, and expenses (including reasonable attorneys’ fees and court costs incidental thereto) and any third-party claim to which any Licensor Indemnitee may become subject to as a result of or to the extent arising out of: (i) a breach by Licensee or its representatives of its representations and warranties set forth in Section 7 of this Agreement; and (ii) Licensee’s use of the Patent Rights and/or Licensor Marks (except with respect to any claims alleging that the Patent Rights, as licensed to Licensee as of the Effective Date and used in accordance with the terms of this Agreement, infringe, violate, or misappropriate a third party’s intellectual property rights; provided that such exception shall apply only so far as the infringement claim arises solely due to the Patent Rights licensed under this Agreement and not due to Licensee’s Improvements or other modification or alteration, improvement to, or combination of the Patent Rights with any other components).

8.3 Indemnification Process. The Party claiming indemnification pursuant to this Section 8 shall: (i) notify the other Party promptly in writing of a claim for indemnification; provided, that failure or delay to provide such notice shall not relieve the indemnifying Party except to the extent it is materially prejudiced thereby; and (ii) give the other Party full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof; provided, that the indemnitee will have the right to participate in any legal proceeding to contest and defend a claim for indemnification involving a third party and to be represented by legal counsel of its choosing, all at the indemnitee’s cost and expense; and provided further, that the indemnifying Party shall not settle any claim without the prior written consent of the indemnified Party if the terms of such settlement contain admissions of wrongdoing by the indemnified Party or any covenants or other restrictions affecting the indemnified Party’s future activities or require payment of any consideration to be made by the indemnified Party (other than monetary payments made by the indemnifying Party on the indemnified Party’s behalf pursuant to this Section 8).

8.4 Limitation on Liability. Notwithstanding anything to the contrary herein, each Party’s total liability arising out of or otherwise related to this Agreement and the Purchase Agreement, in the aggregate, shall not exceed the Cap set forth in the Purchase Agreement.

9	TERM AND TERMINATION.

9.1 Term. This Agreement shall commence on the date hereof and shall remain in full force and effect until terminated earlier as provided below, except that the license to use Patent Rights shall terminate in sequence as the Patent Rights expire by their terms and shall terminate in whole upon the expiration, lapse, invalidation, or unenforceability of the last to-expire Claim of the Patent Rights in the applicable country. Notwithstanding the foregoing, the obligations of the Parties under Sections 1, 2.3, 2.6, 4.1, 4.2, 4.5, 4.6, 5.2, 7, 8, 9.3 and 10, together with any other provisions which by their nature are intended to survive termination, shall survive any termination of this Agreement.

9.2 Termination of Agreement. This Agreement may be terminated by either Party with written notice and an opportunity to cure (as provided below) to the other Party in the event of: (a) a material breach of this Agreement by the other Party; (b) a material breach of any covenant, representation or warranty of the other Party set forth herein; (c) the insolvency of, or the institution of proceedings by or against, the other Party under any federal or state bankruptcy or insolvency law (subject to Section 10.12 below); or (d) a permanent cessation of operations by the other Party. If the Party receiving such notice does not cure within sixty (60) days, subject to Section 9.3, the Party giving such notice may terminate this Agreement effective on the 61st day.

9.3 Consequences of Termination. Upon termination of this Agreement, the Parties shall mutually cooperate to effect an orderly termination of their relationship as licensor and licensee, and if termination has been exercised by Licensor, Licensee shall, within thirty (30) days:

9.3.1	return to Licensor, destroy or obliterate all materials referencing or incorporating any Patent Rights or Licensor Marks furnished by Licensor to Licensee under this Agreement;

9.3.2	cease holding itself out as a licensee of Licensor or as an entity otherwise authorized or permitted to use Patent Rights or Licensor Marks; and

9.3.3	cease making, using, selling, importing, offering, or distributing Products or otherwise practicing the Patent Rights within the Territory.

Notwithstanding the foregoing, upon termination or expiration of this Agreement for any reason, Licensee shall have, for a period of one hundred and eighty (180) days thereafter (or such longer period of time as necessary to honor contractual commitments for after-market customers, existing as of the effective date of termination), the right to sell off, on a non-exclusive basis, all of the unsold Products in Licensee’s inventory which were on hand prior to such termination or expiration; provided, however, that Licensee shall, prior to disposing of such unsold Products, furnish to Licensor an itemized and sworn statement setting forth accurate descriptions and unit volumes of all such unsold Products.

10	MISCELLANEOUS.

10.1 Entire Agreement; Amendment; Waiver. This Agreement (including the Schedules) constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior agreements, representations and understandings, both written and oral, of the Parties and the rights and remedies of the parties hereto with respect to the subject matter of this Agreement will be governed by the express terms hereof. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by an officer or a duly authorized representative of Licensee and Licensor. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by an officer or duly authorized representative of the Party making the waiver.

10.2 Counterparts; Copies. This Agreement and any amendments hereto may be executed by the Parties in several counterparts, all of which together will constitute one agreement binding on all parties hereto, notwithstanding that all parties will not have signed the same counterpart. This Agreement and any amendments thereto may be executed by the Parties in several copies each of which will be deemed an original and it will not be necessary, when making proof of this Agreement, to account for or produce more than one original of such copies. Any signature delivered by a party by PDF transmission will be deemed to be an original signature thereto.

10.3 Notices. Any notice or other communication required or permitted hereunder will be deemed to have been properly given and delivered if (a) in writing by such Party and delivered personally, (b) sent by email transmission (without receipt of a bounce back or similar auto-generated message) or (c) nationally recognized overnight courier service guaranteeing overnight delivery, addressed as follows:

To Licensee:	Blue Tech Industries, Inc. 2836 Center Port Circle Pompano Beach, FL 33064
	Attention:	Jason Matuszewski;
Andrew Van Vurst; Brandon Poe
	Email:	jason@biostemtech.com; andrew@biostemtech.com; bpoe@biostemtech.com

with a copy to:	King & Spalding LLP 110 N Wacker Drive Suite 3800 Chicago, IL 60606
Attention: Tim FitzSimons
Email: tfitzsimons@kslaw.com

To Licensor:	BioTissue Holdings Inc. 7300 Corporate Center Drive Suite 700 Miami, FL 33126
Attention: Chief Executive Officer
Email: ted.davis@biotissue.com

with a copy to:

BioTissue Holdings Inc.
7300 Corporate Center Drive
Suite 700

Miami, FL 33126 Attention: General Counsel

Email: jknighton@biotissue.com

and

Bass, Berry & Sims PLC

The Tower at Peabody Place

100 Peabody Place, Suite 1300

Memphis, TN 38103-3672

Attention: Richard Mattern and Laura Brothers
Email: rmattern@bassberry.com; lbrothers@bassberry.com

or to such other representative or at such other address of a Party as such Party may furnish to the other Parties in writing. Any such notice, communication or delivery will be deemed given or made (a) on the date of delivery, if delivered in person or by email transmission, or (b) on the first Business Day following timely delivery to a national overnight courier service.

10.4 Governing Law; Consent to Jurisdiction. This Agreement will be construed in accordance with, and governed by, the laws of the State of Delaware without regard to conflicts of laws. Each Party hereby irrevocably submits to personal and exclusive jurisdiction in any federal court in the State of Delaware (assuming federal court diversity jurisdiction applies, and if not, then each Party submits to personal and exclusive jurisdiction in any state court in the State of Delaware), acknowledges that such jurisdiction is proper, and waives any and all objections as to venue, inconvenient forum and the like. Each Party hereby irrevocably agrees that any action, suit or proceeding shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each Party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period an action, suit or proceeding that is filed in accordance with this Section 10.4 is pending before a court, all actions, suits or proceedings with respect to such action, suit or proceeding or any other action, suit or proceeding, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each Party hereby waives, and shall not assert as a defense in any action, suit or proceeding, that (a) such Party is not subject thereto, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such Party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10.4 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws.

10.5 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY LEGAL DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL DISPUTE.

10.6 Exhibits. All exhibits, schedules and attachments to this Agreement and all exhibits, schedules and attachments thereto are hereby incorporated by reference into this Agreement and hereby made a part hereof (whether or not physically attached hereto or thereto).

10.7 No Third-Party Beneficiary. The Parties do not intend to confer any benefit under this Agreement on anyone other than the Parties hereto, and nothing contained in this Agreement will be deemed to confer any such benefit on any such other Person.

10.8 Assignment. No Party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other Parties hereto; provided, however, that either Party may (a) assign any or all of its rights hereunder to one or more of its subsidiaries or Affiliates, or (b) collaterally assign its rights hereunder to any financial institution providing financing to the Party or its Affiliates; provided that such assignment will be subject to Licensee’s rights under this Agreement, and include a non-disturbance agreement similar in form and substance to the Non-Disturbance Agreement (including any amendments thereto made in accordance with Section 4.6.1) or an assignment of the Non-Disturbance Agreement with such financial institution. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns, and any reference to a Party will also be a reference to the successors and permitted assigns thereof.

10.9 Severability. If any provision of this Agreement is capable of two constructions, only one of which would render the provision valid, legal and enforceable, the provision will have the meaning which so renders it valid, legal and enforceable. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is determined to be invalid, unenforceable or illegal under present or future laws, such determination will not affect any other provision of this Agreement or the application of such provision to any other person or circumstance, all of which will remain in full force and effect. If any provision of this Agreement is deemed invalid, illegal or unenforceable, the Parties hereby agree to submit to as similar a provision as possible that is valid, legal and enforceable.

10.10 Drafting. The Parties acknowledge and confirm that they and/or their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by any one party or counsel for any one party. The Parties therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party will not be employed in the interpretation of this Agreement to favor any party against another.

10.11 Enforcement of Agreement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any covenant or agreement of a Party was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of the covenants and agreements of this Agreement and to seek specific performance to enforce the covenants and agreements hereof to prevent breaches or threatened breaches of, or enforce compliance with, the covenants and agreements of this Agreement, this being in addition to all other remedies available at law or in equity. Each Party agrees that it will not raise any objections to the availability of the equitable remedy of specific performance or other equitable relief as provided herein, including objections on the basis that (a) either Party has an adequate remedy at law or equity or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the covenants and agreements of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

10.12 License in Bankruptcy. The Parties acknowledge and agree that the Patent Rights licensed hereunder is “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code, which have been licensed hereunder in a contemporaneous exchange for value. The Parties further acknowledge and agree that if Licensor or any of its successors or assigns elects to reject, or a trustee on behalf of it elects to reject, this Agreement or any agreement supplementary hereto, pursuant to Section 365 of the Bankruptcy Code, or if this Agreement or any agreement supplementary hereto is deemed to be rejected pursuant to Section 365 of the Bankruptcy Code for any reason, then this Agreement, and any agreement supplementary hereto, shall be governed by Section 365(n) of the Bankruptcy Code and Licensee will retain and may elect to fully exercise its rights under this Agreement in accordance with Section 365(n) of the Bankruptcy Code.

10.13 Priority and Integration of Agreements. In the event of any conflict between this Agreement and the Asset Purchase Agreement or Supply Agreement, this Intellectual Property Agreement shall control with respect to the Patent Rights licensed under this Agreement.

(Signature Page(s) Follows)

IN WITNESS WHEREOF, each of Licensor and Licensee has caused this Agreement to be executed by its duly authorized officer, in each case as of the date first above written.

LICENSOR

BIOTISSUE HOLDINGS INC.

By:	/s/ Timothy E. Davis, Jr.
Name:	Timothy E. Davis, Jr.
Title:	President and Chief Executive Officer
Date:	1/21/2026

LICENSEE

BLUE TECH INDUSTRIES, INC.

By:
Name:
Title:
Date:

Signature Page(s) to Intellectual Property License Agreement

IN WITNESS WHEREOF, each of Licensor and Licensee has caused this Agreement to be executed by its duly authorized officer, in each case as of the date first above written.

LICENSOR

BIOTISSUE HOLDINGS INC.

By:
Name:
Title:
Date:

LICENSEE

BLUE TECH INDUSTRIES, INC.

By:	/s/ Jason Matuszewski
Name:	Jason Matuszewski
Title:	Chief Executive Officer
Date:	January 21, 2026

Signature Page(s) to Intellectual Property License Agreement

SCHEDULE A

Patents and Patent Applications in the Patent Rights

Application Number	Country	Application Status	Filing Date	Application Title	Patent Number	Issue Date
16/063025	US	ISSUED	15-Jun- 2018	FETAL SUPPORT TISSUE PRODUCTS AND METHODS OF USE	11707492	25-Jul-2023
15/609809	US	ISSUED	31-May- 2017	METHODS OF PROCESSING FETAL SUPPORT TISSUES, FETAL SUPPORT TISSUE POWDER PRODUCTS, AND USES THEREOF	10426731	01-Oct-2019
2771908	CA	Granted	25-Aug- 2010	UMBILICAL CORD AMNIOTIC MEMBRANE PRODUCTS	2771908	21-May-2019
16162822.7	ES	Granted	25-Aug- 2010	UMBILICAL CORD AMNIOTIC MEMBRANE PRODUCTS	3061468	09-Oct-2019
10815849.4	ES	Granted	25-Aug- 2010	UMBILICAL CORD AMNIOTIC MEMBRANE PRODUCTS	10815849	09-Oct-2019
16162822.7	GB	Granted	25-Aug- 2010	UMBILICAL CORD AMNIOTIC MEMBRANE PRODUCTS	3061468	09-Oct-2019

Schedule A – Page 1

Application Number	Country	Application Status	Filing Date	Application Title	Patent Number	Issue Date
10815849.4	GB	Granted	25-Aug- 2010	UMBILICAL CORD AMNIOTIC MEMBRANE PRODUCTS	2470231	09-Oct-2019
16162822.7	FR	Granted	25-Aug- 2010	UMBILICAL CORD AMNIOTIC MEMBRANE PRODUCTS	3061468	09-Oct-2019
10815849.4	FR	Granted	25-Aug- 2010	UMBILICAL CORD AMNIOTIC MEMBRANE PRODUCTS	2470231	09-Oct-2019
16162822.7	DE	Granted	25-Aug- 2010	UMBILICAL CORD AMNIOTIC MEMBRANE PRODUCTS	3061468	09-Oct-2019
10815849.4	DE	Granted	25-Aug- 2010	UMBILICAL CORD AMNIOTIC MEMBRANE PRODUCTS	602010061463.8	09-Oct-2019
16162822.7	EP	Granted	25-Aug- 2010	UMBILICAL CORD AMNIOTIC MEMBRANE PRODUCTS	3061468	09-Oct-2019
10815849.4	EP	Granted	25-Aug- 2010	UMBILICAL CORD AMNIOTIC MEMBRANE PRODUCTS	2470231	09-Oct-2019

Schedule A – Page 2

Application Number	Country	Application Status	Filing Date	Application Title	Patent Number	Issue Date
06804232.4	EP	Granted	27-Sep- 2006	AMNIOTIC MEMBRANE PREPARATIONS AND PURIFIED COMPOSITIONS AND METHODS OF USE	1933852	19-Dec-2018
13/802447	US	ISSUED	13-Mar- 2013	AMNIOTIC MEMBRANE PREPARATIONS AND PURIFIED COMPOSITIONS AND ANTI-INFLAMMATION METHODS	9161956	20-Oct-2015
13/453771	US	ISSUED	23-Apr- 2012	AMNIOTIC MEMBRANE PREPARATIONS AND PURIFIED COMPOSITIONS AND ANTI-INFLAMMATION METHODS	8455009	04-Jun-2013
11/529658	US	ISSUED	27-Sep- 2006	AMNIOTIC MEMBRANE PREPARATIONS AND PURIFIED COMPOSITIONS AND ANTI-INFLAMMATION METHODS	8182841	22-May-2012
15/636227	US	ISSUED	28-Jun- 2017	AMNIOTIC MEMBRANE PREPARATIONS AND PURIFIED COMPOSITIONS AND THERAPY FOR SCAR	10272119	30-Apr-2019

Schedule A – Page 3

Application Number	Country	Application Status	Filing Date	Application Title	Patent Number	Issue Date
				REVERSAL AND INHIBITION
13/802359	US	ISSUED	13-Mar- 2013	AMNIOTIC MEMBRANE PREPARATIONS AND PURIFIED COMPOSITIONS AND THERAPY FOR SCAR REVERSAL AND INHIBITION	9161955	20-Oct-2015
13/802264	US	ISSUED	13-Mar- 2013	PURIFIED AMNIOTIC MEMBRANE COMPOSITIONS AND METHODS OF USE	9198939	01-Dec-2015
13/453765	US	ISSUED	23-Apr- 2012	AMNIOTIC MEMBRANE PREPARATIONS AND PURIFIED COMPOSITIONS AND THERAPY FOR SCAR REVERSAL AND INHIBITION	8440235	14-May-2013
11/528902	US	ISSUED	27-Sep- 2006	AMNIOTIC MEMBRANE PREPARATIONS AND PURIFIED COMPOSITIONS AND THERAPY FOR SCAR REVERSAL AND INHIBITION	8182840	22-May-2012

Schedule A – Page 4

SCHEDULE B

LICENSOR MARKS

AMNIOX

TISSUETECH

BIOTISSUE

CRYOTEK

STERITEK

Schedule B – Page 1